Exhibit 10.26

EXTENSION NO. 1 TO YAHOO! REMOTE MERCHANT INTEGRATION (RMI) AGREEMENT

THIS EXTENSION No. 1 (this “First Extension”) is entered into as of December 19, 2001 (the ”First Extension Effective Date”) by and between Yahoo! Inc. (“Yahoo!”), a Delaware corporation, and ProFlowers, Inc. (“Merchant”), a Delaware corporation, and amends the Yahoo! Remote Merchant Integration (RMI) Agreement between Yahoo! and Merchant entered into as of August 23, 2000 (the “Agreement”).

For good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo! and Merchant amend the Agreement as follows:

1.	Definitions. Capitalized terms not defined herein have the meanings set forth in the Agreement.

2.	ProFlowers, Inc.. The introductory paragraph of the Agreement is amended so that the title of the parry “Proflowers.com” is deleted and replaced by “ProFlowers, Inc.” The parties acknowledge that “Proflowers.com” was intended to be “ProFlowers, Inc.” and all obligations and rights herein have been and shall be binding upon ProFlowers, Inc.

3.	Term. The first sentence of Section 11 of the Agreement is deleted in its entirety and replaced with the following:

This Agreement will become effective as of the Effective Date and will, unless sooner terminated as provided herein or as otherwise agreed, remain effective at least until [*] (the ”Initial Term”).

4.	Survival. The penultimate sentence of Section 11 of the Agreement is deleted in its entirety and replaced with the following:

Upon termination, [*], Yahoo! reserves the right to delete from its servers any and all information related to Merchant, including but not limited to Merchant Product Information.

5.	Payments. As of the November 1, 2001, Section 10 of the Agreement is amended so that it is severed in its entirety and replaced by the following:

10.	Payments to Yahoo!. Merchant will make payments to Yahoo! [*] Service Order basis (the “Service Order Fee”) according to the following schedule on a [*] basis within [*] after the date of the invoice that Yahoo! provides to Merchant, which invoice will describe in reasonable detail Yahoo!’s calculation of the Service Order Fee:

NUMBER OF SERVICE ORDERS	[*] SERVICE ORDER
[*]	[*]

A “Service Order” is an order for one or more Merchant products placed by a user on the Merchant Site as it is remotely integrated into Yahoo! Shopping, excluding each order that is placed immediately after the user clicks on an advertising unit placed by Yahoo! according to [*], as recorded by Yahoo!. Yahoo! will calculate the Service Order Fee based on the Service Orders that Yahoo! records. Merchant acknowledges and agrees that Yahoo! records are the official, definitive records for the purpose of calculating the Service Order Fee. [*] Yahoo! shall maintain, during the Term and for a period of 6 months after the expiration or termination of this Agreement, those records and other related materials reasonably necessary for Yahoo! to calculate the Service Order Fee. Yahoo! will permit Merchant, at Merchant’s expense, to retain a reputable, independent certified public accounting firm that is reasonably acceptable to Yahoo! solely for the purposes of reviewing, at a mutually agreed upon time

*	Material has been omitted pursuant to a request for confidential treatment.

during normal business hours, those Yahoo! records that relate to the calculation of Service Order Fee, Merchant will be entitled to invoke this one-time right to review at any time during the Term and for a period of 6 months after the expiration or termination of this Agreement, which review can extend to only those records and other materials relating to Yahoo!’s calculation of the Service Order Fee between the First Extension Effective Date and the date on which the Agreement expires or terminates. Prior to this review, Merchant will require the certified public accounting firm to sign a standard confidentiality agreement approved by Yahoo!, and the results of this review will be considered Confidential Information. In the event that this review reveals an overpayment of more than [*] Service Order Fee by Merchant, Yahoo! will pay the reasonable cost of this review to Merchant within [*] after Merchant makes the results of this review available to Yahoo!. In the event that this review reveals any overpayment of the Service Order Fee by Merchant, Yahoo! either will credit the amount of any overpayment against future payments of the Service Order Fee or, if no additional payments of the Service Order Fee are owed, will pay the amount of any overpayment to Merchant within [*] after Merchant makes the results of this review available to Yahoo!. All fees are payable in U.S. dollars. Late payments will bear interest at the rate of [*] per month (or the highest rate permitted by law, if less). In the event of any failure by Merchant to make payment, Merchant will be responsible for all reasonable expenses (including attorneys’ fees) incurred by Yahoo! in collecting such amounts.

6.	Representations and Warranties. Section 12(a)(ii)(C) of the Agreement is amended so that it is severed in its entirety and replaced by the following:

that are in any way connected with the transmission of the unsolicited distribution of email or with any unethical marketing practices (Yahoo! acknowledges that Merchant cannot guarantee Merchant affiliates’ performance of Affiliate Agreements that prohibit Merchant affiliates from engaging in unethical marketing practices).

7.	Disclaimer of Warranties and Limitations of Liability and Damages. The first sentence of the second paragraph of Section 14 of the Agreement is amended so that it is severed in its entirety and replaced by the following:

NEITHER PARTY NOR ITS PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS WILL BE LIABLE, UNDER ANY CIRCUMSTANCES OR LEGAL THEORIES WHATSOEVER, FOR ANY LOSS OF BUSINESS, PROFITS OR GOODWILL, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, EVEN IF THAT PARTY IS AWARE OF THE RISK OF SUCH DAMAGES. FOR THE PURPOSES OF CLARITY, NOTHING IN THIS SECTION IS INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF ANY PARTY WITH RESPECT TO THE CHARACTERIZATION OF ANY CLAIM BY A THIRD PARTY AS SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR ANY OTHER FORM OF DAMAGES OR AS ATTORNEYS’ FEES, COSTS OR ANY OTHER FORM OF EXPENSES SUCH THAT ALL THESE DAMAGES AND EXPENSES WILL BE DEEMED DIRECT DAMAGES HEREUNDER.

8.	Assignment. The Agreement is amended so that the following is inserted as Section 14.5 of the Agreement:

Assignment. Merchant may not resell, assign or transfer any of its rights hereunder without prior written consent from Yahoo!, and any attempt to resell, assign or transfer such rights shall be null and void. Notwithstanding the previous sentence and subject to the following sentences of this Section 14.5, either party (the “Assigning Party”) may assign or transfer any of its rights, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party (the “Non-Assigning Party”) in the event of a merger, sale of substantially all of the stock or assets or other corporate reorganization of the Assigning Party in which more than fifty percent

*	Material has been omitted pursuant to a request for confidential treatment.

2

(50%) of the voting securities of the Assigning Party are transferred (each an “Acquisition”), as long as the successor agrees in writing to be bound by the terms of the Agreement. Merchant shall provide Yahoo! notice of an Acquisition (“Acquisition Notice”) no later than the date of the Acquisition. Upon receipt of the Acquisition Notice, Yahoo! shall have a right to terminate the Agreement by notifying successor of its intent to terminate the Agreement (“Termination Notice”) within twenty-five (25) calendar days after Yahoo!’s receipt of the Acquisition Notice (the “Evaluation Period”), which termination will become effective five (5) calendar days after receipt of the Termination Notice by successor. During the Evaluation Period and, to the extent that Yahoo! elects to terminate the Agreement hereunder, for the period until termination becomes effective, the Merchant Product Information and the Merchant Pages will promote only those products and services offered by Merchant prior to the Acquisition, and those products and services will be branded solely by Merchant. Additionally, no amounts prepaid by Merchant under the Agreement shall be refunded to Merchant or successor upon termination pursuant to a Termination Notice.

9.	Effect of Amendment. Except as amended by this First Extension, the Agreement will remain in full force and effect in accordance with its terms. In the event of any conflict between the terms of the Agreement and the terms of this First Extension, the terms of this First Extension shall govern and control.

10.	Counterparts. This First Extension may be executed in any number of counterparts, each which will be deemed an original, and all of which together shall constitute one instrument.

This First Extension has been executed by the duly authorized representatives of the parties as of the First Extension Effective Date.

YAHOO! INC.

By:	/s/ Sam Figler

Name:	Sam Figler

Title:	Sr. Dir. Bus Dev.

Date:	12/19/01

PROFLOWERS, INC.

By:	/s/ Mark S. Irace

Name:	Mark Irace

Title:	Vice President, Marketing

Date:	12/19/01

3

Page 1 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Order #215456 Revision: 1		Sales Contact:	Dirk Bohse
Customer		Phone:
Order:		Email:	[*]
Date:	31-OCT-2001	Fax:
Campaign:
URL:

Advertiser		Agency
Name:	PROFLOWERS	Name:

Address:	5005 Wateridge Vista Dr.	Address:
San Diego, CA 92121

Contact:	Mark Irace	Contact:
Phone:	858-729-2720	Phone:
Fax:	858-784-6920	Fax:
Email:	[*]	Email:

Order Totals
		Total Impressions:	0
Contract Length:	[*]	Total Amount:	[*]
Start Date:	[*]
End Date:	[*]
Billing Currency:	US Dollar
Bill To:	Advertiser
Terms:	Pending Credit Approval
Billing:	[*]	Net Cost:	[*]

MATERIALS: Banners: Banner requirements are posted at http://fusion.yahoo.com

DELIVERY: All Materials and any changes must be delivered at least [*] in advance to the email address specified for your region at http://fusion.yahoo.com.

A Yahoo! Insertion order number and flight dates must be referenced in all correspondence. Yahoo! will not issue any credit or makegood due to late or incorrectly submitted banners and/or late or incomplete information.

TERMS AND CONDITIONS:

The Insertion Order is subject to the terms and conditions of all exhibits attached hereto including, without limitation, the Standard Terms attached. All terms and conditions set forth in the Exhibits are made a part of this Insertion Order by this reference.

The Exhibits shall govern in the event of any inconsistency between the Exhibits and this Insertion Order. The signatory of this Insertion Order represents that he/she has read and agrees to the Exhibits and has the authority to bind the Advertiser set forth above.

This Insertion Order is valid for three (3) business days from the date of this order. This agreement is non-cancelable.

Authorized By:	/s/	Phone:		Date:	12/18/01

Production Contact:	Mike Corrales	Phone:	858-729-2708	Email:	[*]

Please return to Yahoo Sales Operations Dept Fax # 208-439-7688	YAHOO! INC. SANTA CLARA (PC) 2700 San Tomas SANTA CLARA, CA 95051

*	Material has been omitted pursuant to a request for confidential treatment.

Page 2 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Line	Line Type		Start Date	End Date	Page Views	Amount

1	Subscribe		[*]	[*] [Handwritten Note reads: “[*] * Note: All subsequent end dates should be [*]”]	[Handwritten: Proflowers initial: /s/ MSI Yahoo! initial: /s/ SF

2	Slot		[*]	[*]

Categories [*]
3	Slot		[*]	[*]

Categories [*]
4	Slot		[*]	[*]

Categories [*]
5	Slot		[*]	[*]

Categories [*]
6	Slot		[*]	[*]

Categories [*]
7	Slot		[*]	[*]

Categories [*]
8	Slot		[*]	[*]

Categories [*]
9	Slot		[*]	[*]

Search Words [*]

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Page 3 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Line	Line Type		Start Date	End Date	Page Views	Amount

10	Slot		[*]	[*]

Search Words [*]
11	Slot		[*]	[*]

Search Words [*]
12	Slot		[*]	[*]

Search Words [*]
13	Slot		[*]	[*]

Search Words [*]
14	Slot		[*]	[*]

Search Words [*]
15	Slot		[*]	[*]

Search Words [*]
16	Slot		[*]	[*]

Search Words [*]
17	Slot		[*]	[*]

Search Words [*]
18	Slot		[*]	[*]

Search Words [*]

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Page 4 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Line	Line Type		Start Date	End Date	Page Views	Amount

19	Slot		[*]	[*]

Search Words [*]
20	Slot		[*]	[*]

Search Words [*]
21	Slot		[*]	[*]

Search Words [*]
22	Slot		[*]	[*]

Search Words [*]
23	Slot		[*]	[*]

Search Words [*]
24	Slot		[*]	[*]

Search Words [*]
25	Slot		[*]	[*]

Search Words [*]
26	Slot		[*]	[*]

Search Words [*]
27	Slot		[*]	[*]

Search Words [*]

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Page 5 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Line	Line Type		Start Date	End Date	Page Views	Amount

28	Slot		[*]	[*]

Search Words [*]
29	Slot		[*]	[*]

Search Words [*]
30	Slot		[*]	[*]

Search Words [*]
31	Slot		[*]	[*]

Search Words [*]
32	Slot		[*]	[*]

Search Words [*]
33	CPI		[*]	[*]

Search Words [*]
34	CPI		[*]	[*]

Search Words [*]
35	CPI		[*]	[*]

Search Words [*]
36	CPI		[*]	[*]

Search Words [*]

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Page 6 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Line	Line Type		Start Date	End Date	Page Views	Amount

37	CPI		[*]	[*]

Search Words [*]
38	CPI		[*]	[*]

Search Words [*]
39	CPI		[*]	[*]

Search Words [*]
40	CPI		[*]	[*]

Search Words [*]
41	CPI		[*]	[*]

Search Words [*]
42	CPI		[*]	[*]

Search Words [*]
43	CPI		[*]	[*]

Search Words [*]
44	CPI		[*]	[*]

Search Words [*]
45	CPI		[*]	[*]

Search Words [*]

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Page 7 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Line	Line Type		Start Date	End Date	Page Views	Amount

46	CPI		[*]	[*]

Search Words [*]
47	CPI		[*]	[*]

Search Words [*]
48	CPI		[*]	[*]

Search Words [*]
49	CPI		[*]	[*]

Search Words [*]
50	CPI		[*]	[*]

Search Words [*]
51	CPI		[*]	[*]

Search Words [*]
52	CPI		[*]	[*]

Search Words [*]
53	CPI		[*]	[*]

Search Words [*]
54	CPI		[*]	[*]

Search Words [*]

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Page 8 of Order [*]

YAHOO!. Advertising Insertion Order

http://www.yahoo.com

Line	Line Type		Start Date	End Date	Page Views	Amount

55	CPI		[*]	[*]

Search Words [*]
56	CPI		[*]	[*]

Search Words [*]
57	Slot		[*]	[*]

Total for shopping property					[*]	[*]

Billing Currency: US Dollar		Total Impressions:	Total Amount:

	Order Totals	0	[*]

	Net Cost:	[*]

Comments:

*	Material has been omitted pursuant to a request for confidential treatment.

Standard Terms and Conditions for Yahoo! Advertising

Insertion Order No. [*] (Shopping Insertion Order)

The following terms and conditions (the “Standard Terms”) shall be deemed to be incorporated into the attached insertion order (the “Insertion Order”):

1. Terms of Payment. Advertiser must submit completed credit application to determine terms of payment. If no credit application is submitted or the request for credit is denied by Yahoo! Inc. (“Yahoo”) in its sole discretion, the Insertion Order must be paid in advance of the advertisement start date. Major credit cards (VISA, M/C and American Express) are accepted. If Yahoo approves credit, Advertiser will be invoiced on the first day of the contract period set forth on the insertion Order and payment shall be made to Yahoo within [*] from the date of invoice (“Due Date”). Amounts paid alter the Due Date shall bear interest at the rate of [*] per month (or the highest rate permitted by law, if less). In the event Advertiser fails to make timely payment, Advertiser will be responsible for all reasonable expenses (including attorneys’ fees) incurred by Yahoo in collecting such amounts. Yahoo reserves the right to suspend performance of its obligations hereunder (or under any other agreement with Advertiser) in the event Advertiser fails to make timely payment hereunder or under any other agreement with Yahoo.

2. Positioning. Except as otherwise expressly provided in the Insertion Order, positioning of advertisements within the Yahoo properties or on any page is at the sole discretion of Yahoo. Yahoo may, at its sole discretion, remove from the Insertion Order (and substitute with similar inventory) any keyword or category page that it believes to be a trademark, trade name, company name, product name or brand name belonging to or claimed by a third party.

3. Usage Statistics. Unless specified in the Insertion Order, Yahoo makes no guarantees with respect to usage statistics or levels of impressions for any advertisement. Advertiser acknowledges that delivery statistics provided by Yahoo are the official, definitive measurements of Yahoo’s performance on any delivery obligations provided in the Insertion Order. The processes and technology used to generate such statistics have been certified and audited by an independent agency. No other measurements or usage statistics (including those of Advertiser or a third party ad server) shall be accepted by Yahoo or have bearing on the Insertion Order.

4. Renewal. Except as expressly set forth in the Insertion Order, any renewal of the Insertion Order and acceptance of any additional advertising order shall be at Yahoo’s sole discretion. Pricing for any renewal period is subject to change by Yahoo from time to time.

5. No Assignment or Resale of Ad Space. Advertiser may not resell, assign or transfer any of its rights hereunder without prior written consent from Yahoo, and any attempt to resell, assign or transfer such rights shall result in immediate termination of this contract, without liability to Yahoo. Notwithstanding the previous sentence and subject to the following sentences of this Section 5, either party (the “Assigning Party”) may assign or transfer any of its rights, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party (the “Non-Assigning Party’) in the event of a merger, sale of substantially all of the stock or assets or other corporate reorganization of the Assigning Party In which more than fifty percent (50%) of the voting securities of the Assigning Party are transferred (each an “Acquisition”), as long as the successor agrees in writing to be bound by the terms or the Standard Terms and the Insertion Order. Advertiser shall provide Yahoo notice of an Acquisition (“Acquisition Notice”) no later than the date of the Acquisition. Upon receipt of the Acquisition Notice, Yahoo shall have a right to terminate the Standard Terms and the Insertion Order by notifying successor of its intent to terminate the Standard Terms and the Insertion Order (“Termination Notice”) within twenty-five (25) calendar days after Yahoo’s receipt of the Acquisition Notice (the “Evaluation Period”), which termination will become effective five (5) calendar days after receipt of the Termination Notice by successor. During the Evaluation Period and, to the extent that Yahoo elects to terminate the Standard Terms and the Insertion Order hereunder, for the period until termination becomes effective, Advertiser will promote within its advertisements only those products and services offered by Advertiser prior to the Acquisition, and those products and services will be branded solely by Advertiser. Additionally, no amounts prepaid by Advertiser under the Standard Terms and the insertion Order shall be refunded to Advertiser or successor upon termination pursuant to a Termination Notice.

6. Limitation of Liability. In the event (i) Yahoo fails to publish an advertisement In accordance with the schedule provided in the Insertion Order, (ii) Yahoo fails to deliver the number of total page views specified In the Insertion Order (if any) by the end of the specified period, or (iii) of any other failure, technical or otherwise, of such advertisement to appear as provided in the Insertion Order, the sole liability of Yahoo to Advertiser shall be limited to. at Yahoo’s sole discretion, a pro rata refund of the advertising fee representing undelivered page views, placement of the advertisement at a later time in a comparable position, or extension of the term of the Insertion Order until total page views are delivered. In no event shall Yahoo or Advertiser be responsible for any consequential, special, punitive or other damages, including, without limitation, lost revenue or profits, in any way arising out of or related to the Insertion Order/Standard Terms or publication of the advertisement, even if such party has been advised of the

*	Material has been omitted pursuant to a request for confidential treatment.

possibility of such damages. Without limiting the foregoing, Yahoo or Advertiser shall have no liability for any failure or delay resulting from any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of such party affecting production or delivery in any manner.

7. Advertiser’s Representations; Indemnification. Advertisements are accepted upon the representation that Advertiser has the right to publish the contents of the advertisement without infringing the rights of any third party and without violating any law. In consideration of such publication, Advertiser agrees, at its own expense, to indemnify, defend and hold harmless Yahoo, and its employees, representatives, agents and affiliates, against any and all expenses and losses of any kind (including reasonable attorneys’ fees and costs) incurred by Yahoo in connection with any claims, administrative proceedings or criminal investigations of any kind arising out of publication of the advertisement and/or any material, product or service of Advertiser to which users can link through the advertisement (including without limitation, any claim of trademark or copyright infringement, defamation, breach of confidentiality, privacy violation, false or deceptive advertising or sales practices).

8. Provision of Advertising Materials. Advertiser will provide all materials for the advertisement In accordance with Yahoo’s policies in effect from time to time, including (without limitation) the manner of transmission to Yahoo and the lead-time prior to publication of the advertisement. Yahoo shall not be required to publish any advertisement that is not received in accordance with such policies and reserves the right to charge Advertiser, at the rate specified in the Insertion Order, for inventory held by Yahoo pending receipt of acceptable materials from Advertiser which are past due. Advertiser hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the advertisement (and the contents, trademarks and brand features contained therein) in accordance herewith.

9. Right to Reject Advertisement. All contents of advertisements are subject to Yahoo’s approval. Yahoo reserves the right to reject any advertisement, URL link, space reservation or position commitment, at any time, for any reason whatsoever (including belief by Yahoo that placement of advertisement, URL link, etc., may subject Yahoo to criminal or civil liability). If Yahoo exercises its right to reject under the preceding sentence, Advertiser shall have the opportunity to submit to Yahoo a replacement advertisement, URL link, space reservation or position commitment within a reasonable period of time after Yahoo’s rejection, and Yahoo agrees to review the replacement within a reasonable period of time after Advertiser’s submission.

10. Cancellations. Except as otherwise provided in the Insertion Order, the Insertion Order Is non-cancelable by Advertiser.

11. Construction. No conditions other than those set forth in the Insertion Order or these Standard Terms shall be binding on Yahoo unless expressly agreed to in writing by Yahoo. In the event of any inconsistency between the Insertion Order and the Standard Terms, the Standard Terms shall control.

12. Miscellaneous. These Standard Terms, together with the Insertion Order, (i) shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law; (ii) may be amended only by a written agreement executed by an authorized representative of each party; and (iii) constitute the complete and entire expression of the agreement between the parties, and shall supersede any and all other agreements, whether written or oral, between the parties. Advertiser shall make no public announcement regarding the existence or content of the Insertion Order without Yahoo’s written approval, which may be withheld at Yahoo’s sole discretion. Both parties consent to the jurisdiction of the courts of the State of California with respect to any legal proceeding arising In connection with the Insertion Order/Standard Terms.

13. Third Party Ad Serving. If Yahoo has approved the use by Advertiser of a third party ad server (“Third Party Server”) in connection with this Insertion Order, the following provisions shall also apply: (i) The Advertiser shall post each advertisement to a staging area and shall notify Yahoo of such posting at least [*] prior to the date on which Third Party Server is scheduled to serve such advertisement to a Yahoo property. Such advertisement shall be reviewed by Yahoo and must be approved In writing by Yahoo before it can be served by Third Party Server. In accordance with Section 9, Yahoo reserves the right to reject any advertisement or any element thereof, for any reason in its sole discretion. (ii) The Advertiser shall post all scheduling changes, new target URLs, new HTML specifications, new graphics and all other new or revised advertisements (“Revisions”) to a staging area and shall notify Yahoo of such posting at least [*] prior to the date Advertiser wishes such Revisions to take effect. Revisions shall not be implemented until approved by Yahoo In writing, which approval shall be at Yahoo’s sole discretion. (iii) If Advertiser discovers that Advertiser or Third Party Server has served, or caused to be served, an advertisement to a Yahoo property in violation of this Agreement, Advertiser must immediately provide notice to Yahoo of the violation (along with a written explanation) and remove the advertisement from Its placement or rotation on the Yahoo properties. Nothing in this Section shall limit any of Yahoo’s rights or remedies in the event of such breach. (iv) in the

*	Material has been omitted pursuant to a request for confidential treatment.

event Yahoo exercises its right to cancel an advertisement in accordance with Section 9 hereof, Yahoo shall notify Advertiser In writing. The Advertiser must cause the advertisement to be removed from the Yahoo properties and from its advertising rotation no later than [*] after written notification by Yahoo.

14. Throughout the term of this Insertion Order, Yahoo will place the following [*] advertisements on the following pages within the [*] category of Yahoo’s shopping property (“Yahoo Shopping”):

[*]

The particular placement of these [*] advertisements on these particular pages will rotate with the modules of other merchants.

15. Throughout the term of this Insertion Order, Yahoo will provide Advertiser with advertisements in the form of [*] text links and, if Advertiser has provided contextually relevant search results to Yahoo, [*] placement on search results pages within Yahoo Shopping displayed in response to a user’s search of a keyword or phrase set forth in this Insertion Order.

16. Yahoo will provide Advertiser with [*] placement within a [*] and a [*] seasonal page within Yahoo Shopping and with [*] placement within a [*] seasonal page within Yahoo Shopping.

17. Advertiser acknowledges and agrees that Yahoo makes no guarantees with respect to usage statistics, levels of impressions or any other measure for any advertisements placed by Yahoo under this Insertion Order.

18. Advertiser will pay to Yahoo [*] in the amount of [*] as follows: the [*], in the amount of [*], [*] and will be designated as [*]; the [*] will be due and payable on [*] basis, with the [*] payment due on [*] and the remaining [*] due on the [*] thereafter, in [*] of [*].

These Standard Terms and Conditions for Yahoo! Advertising Insertion Order No. [*] (Shopping Insertion Order) has been executed by the duly authorized representatives of the parties as of the last dated signature in the signature block below.

YAHOO! INC.

By:	/s/ Sam Figler

Name:	Sam Figler

Title:	Sr. Dir. Bus. Dev.

Date:	12/19/01

PROFLOWERS, INC.

By:	/s/ Mark S. Irace

Name:	Mark Irace

Title:	Vice President, Marketing

Date:	12/18/01

*	Material has been omitted pursuant to a request for confidential treatment.